UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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TBC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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7111 Fairway Drive
Suite 201
Palm Beach Gardens, Florida 33418
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 7, 2005
To the Stockholders of TBC Corporation:
      The Annual Meeting of Stockholders of TBC Corporation will be held at the Company’s offices at 4770 Hickory Hill Road, Memphis, Tennessee, on Tuesday, June 7, 2005, at 3:00 p.m., local time, for the purpose of considering and voting upon:

(1)	Election of three directors to serve for a term of three years.

(2)	Transaction of such other business as may properly come before the meeting or any adjournment thereof.
      The Board of Directors of the Company has fixed the close of business on April 18, 2005 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices at the address set forth above. The list will also be available at the Annual Meeting.
      It is important that your shares be represented at the meeting. For that reason we ask that you please mark, date, sign and return the enclosed proxy in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Sharen Swartz Neuhardt,
Secretary
May 10, 2005

7111 Fairway Drive
Suite 201
Palm Beach Gardens, Florida 33418
PROXY STATEMENT
GENERAL INFORMATION
      This Proxy Statement is furnished to stockholders of TBC Corporation, a Delaware corporation (the “Company”), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on June 7, 2005, and any adjournment thereof. The close of business on April 18, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share entitles the holder thereof to one vote. The Company has one class of shares outstanding, namely Common Stock, of which there were 22,444,519 shares outstanding at the close of business on April 18, 2005.
      All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors’ recommendations. A stockholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken.
      An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration. Both abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes; however, under Delaware law, abstentions have the effect of a negative vote, but broker non-votes have no impact on the outcome of a vote. With regard to the election of directors, votes may be cast in favor of a nominee or authority to vote may be withheld with respect to any nominee. Votes that are withheld with respect to any nominee have the effect of a negative vote.
      The costs of preparing, assembling and mailing this Proxy Statement and the accompanying proxy are to be borne by the Company. The Company will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, officers and regular employees of the Company may solicit proxies personally from some stockholders if proxies are not received promptly.
      This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about May 10, 2005.
ELECTION OF DIRECTORS
      The authorized number of directors of the Company is currently fixed at nine. The Board of Directors is divided into three classes, one class of three, one class of two, and one class of four directors, with one class of directors being elected at each Annual Meeting of Stockholders for a term of three years. At the 2005 Annual Meeting, stockholders will elect three directors who will hold office until the 2008 Annual Meeting and until their successors are elected and qualified.
      The nominees of the Board of Directors are Richard A. McStay, Donald Ratajczak, and Robert R. Schoeberl, each of whom is presently a director and is nominated to succeed himself. Unless directed otherwise, the proxy agents named in the accompanying proxy will vote each proxy for the election of Messrs. McStay, Ratajczak, and Schoeberl. Should any nominee be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.
      The Company’s By-Laws require that a stockholder give advance written notice, within the timeframes set forth in the By-Laws, of the stockholder’s intention to nominate an individual to serve as a director. Since the Company did not receive such a notice from any stockholder, no individual who is not a nominee of the Board of Directors or designated by the Board may be nominated for election as a director at this Annual Meeting. See “Stockholder Nominations and Other Matters.”
      Set forth below is certain information concerning each nominee for director and each director whose term of office continues after the 2005 Annual Meeting.
Nominees to be Elected for a Term Expiring in 2008:
      RICHARD A. McSTAY, 68, has been a director of the Company since 1983. Mr. McStay served as the President of Southern Capital Advisors, Inc., a division of Morgan Asset Management and a registered investment advisor, from 1986 until his retirement in 1998. Mr. McStay was also a Managing Director of Morgan Asset Management’s parent company, Morgan Keegan & Company, Inc., a brokerage and investment banking firm. Mr. McStay holds the designation of Chartered Financial Analyst.
      DONALD RATAJCZAK, Ph.D., 62, has been a director of the Company since 2000. Dr. Ratajczak served as Chairman and Chief Executive Officer of BrainWorks Ventures, Inc., a company which provided investment and advisory services for startup technology companies, from May 2000 until April 2003, when BrainWorks merged into Assurance America. Dr. Ratajczak is currently a Director of Assurance America. From 1973 until his retirement in 2000, Dr. Ratajczak was a professor and the Director of the Economic Forecasting Center at Georgia State University. Since April 2003, he has been a consulting economist. Dr. Ratajczak is also a director of Crown Crafts, Inc., Regan Holding Corp., Ruby Tuesday, Inc., and Citizens Bancshares Corp., which manages Citizens Trust Bank, and he is Chairman of the Board of Trustees of CIM High Yield Securities.
      ROBERT R. SCHOEBERL, 69, has been a director of the Company since 1995. Prior to his retirement in 1994, Mr. Schoeberl was an executive with Montgomery Ward & Company. During his 39 years at Montgomery Ward, Mr. Schoeberl held a number of positions, his last being Executive Vice President for Home and Auto. Mr. Schoeberl is a consultant for Market Creators International, and is also a director of Lund International Holdings, Inc., the non-executive Chairman of the Board of Midas, Inc., and a member of the Board of Trustees of Mount Mercy College and The Automotive Foundation.
Directors Continuing in Office Until 2007:
      MICHAEL E. DUNLAP, 50, has been a director of the Company since 2003. Mr. Dunlap has been President and Chief Operating Officer of Dunlap & Kyle Co., Inc., a wholesale distributor of tires and automotive accessories, since 1992. He is also Vice President of American Omni Trading Company.
      CHARLES A. LEDSINGER, JR., 55, has been a director of the Company since 1996. Mr. Ledsinger has been the President and Chief Executive Officer of Choice Hotels International, Inc. since August 1998. From April 1998 to August 1998, Mr. Ledsinger served as President and Chief Operating Officer of St. Joe Corporation. From May 1997 until March 1998, he was the Senior Vice President and Chief Financial Officer at St. Joe Corporation. From June 1995 until April 1997, Mr. Ledsinger was the Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc. Prior to 1995, he was the Senior Vice President and Chief Financial Officer of the Promus Companies Incorporated. Mr. Ledsinger is also a director of Choice Hotels International, Inc. and FelCor Lodging Trust Incorporated.
      WILLIAM J. McCARTHY, 68, has been a director of the Company since 2000. From 1997 until 1999, Mr. McCarthy was Director of Mall Store Marketing for Sears, Roebuck & Co. Mr. McCarthy was an Executive Vice President of the advertising firm of Ogilvy & Mather from 1992 to 1997. Prior to 1992, Mr. McCarthy was President of Marketing and Store Operations for Montgomery Ward & Company.

      RAYMOND E. SCHULTZ, 71, has been a director of the Company since 1998. From 1997 until his retirement in 1998, Mr. Schultz was the Chairman and Chief Executive Officer of Promus Hotel Corporation. From April 1995 until December 1997, Mr. Schultz served as President and Chief Executive Officer of Promus. From 1993 to April 1995, he served as President and Chief Executive Officer of the Hotel Division of the Promus Companies Incorporated, and was the President and Chief Executive Officer of its Hampton Inn/ Homewood Suites Hotel Division from 1991 to 1993. Mr. Schultz is also a director of Choice Hotels International, Inc. and Equity Inns, Inc.
Directors Continuing In Office Until 2006:
      MARVIN E. BRUCE, 76, has been a director of the Company since 1972 and has served as Chairman of the Board of Directors since 1991. Mr. Bruce was the Company’s President from 1972 until 1991 and its Chief Executive Officer from 1973 until his retirement in 1994.
      LAWRENCE C. DAY, 55, has been a director of the Company since 1998. Mr. Day joined the Company in April 1998 and has served as President of the Company since October 1998 and as Chief Executive Officer since October 1999. From 1995 to 1998, Mr. Day was President and Chief Executive Officer of Monro Muffler Brake, Inc. Prior to joining Monro in 1993, Mr. Day was Vice President of Montgomery Ward’s Auto Express Division. His experience in the tire industry includes 13 years in a series of managerial positions with the Firestone Tire & Rubber Company. Mr. Day is also a director of Lund International Holdings, Inc.
GOVERNANCE OF THE COMPANY AND BOARD MATTERS
Corporate Governance Guidelines
      The Board of Directors of the Company has adopted Corporate Governance Guidelines (the “Guidelines”), which reflect the principles by which the Company will operate. The Guidelines state that the Board is elected by stockholders to provide oversight and guidance to senior management with a view to increasing stockholder value over the long term. The Guidelines cover various topics, including, but not limited to, Director independence, Board and committee composition, Board operations, Director compensation, and leadership development. The Nominating and Governance Committee of the Board is responsible for overseeing and reporting to the Board with respect to compliance with the Guidelines, as well as reviewing the Guidelines and recommending any changes to the Board. The Guidelines are available on the Company’s website (www.tbccorp.com) and may also be obtained upon request from the Company’s Corporate Secretary.
Independent Directors
      The Board has affirmatively determined that each of the Company’s current Directors is an “independent director” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”), other than Lawrence C. Day, the President and Chief Executive Officer of the Company, and Michael E. Dunlap. See “Certain Relationships and Related Parties.”
Committees of the Board; Committee Charters and Meetings
      The Board of Directors of the Company has established the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each Committee is comprised solely of independent Directors. The Charter for each of the Company’s Committees is available on the Company’s website (www.tbccorp.com) and may also be obtained upon request from the Company’s Corporate Secretary.
      In 2004, the Board of Directors met four times, the Audit Committee met twelve times, the Compensation Committee met five times, and the Nominating and Governance Committee met four times. In 2004, each of the Company’s current Directors attended more than 75% of the meetings of the Board of Directors and the committees on which he served.

Audit Committee
      The Audit Committee is comprised of four Directors, Messrs. Ledsinger, McCarthy, McStay, and Ratajczak. The Board has determined that Mr. Ledsinger, the Audit Committee Chairman, is an “audit committee financial expert” as defined by the Securities and Exchange Commission and is “financially sophisticated” under the NASD Rules.
      The Audit Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors. The Audit Committee reviews and approves in advance all audit, audit-related and non-audit services performed by the independent auditors (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with the Company’s management, financial personnel, and independent auditors regularly to consider the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial reports to the public. The Company’s independent auditors regularly meet privately with the Committee and have unrestricted access to the Committee. Among its other responsibilities, the Audit Committee reviews the Company’s critical accounting policies and approves the Company’s annual and quarterly reports on Forms 10-K and 10-Q for filing with the Securities and Exchange Commission. See “Report of the Audit Committee” for additional information.
Compensation Committee
      The Compensation Committee is comprised of four Directors, Messrs. Ledsinger, McStay, Schoeberl, and Schultz. The Committee fixes the compensation of the Company’s executive officers, establishes policies and guidelines in regard to employee compensation in general, and administers the Company’s compensation, stock option, and supplemental retirement plans. See “Report of the Compensation Committee.”
Nominating and Governance Committee
      The Nominating and Governance Committee is comprised of three Directors, Messrs. McCarthy, McStay, and Schoeberl. The Committee recommends nominees for election as Directors of the Company, identifies and recommends qualified candidates to fill vacancies in the Board, recommends Directors for appointment to the various committees of the Board, oversees the Board and committee evaluation process in compliance with the Corporate Governance Guidelines, annually reviews the Guidelines for the purposes of ensuring that the Guidelines are appropriate for the Company, and recommends to the Board desirable changes in the Guidelines.
      The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company, such as an understanding of the industry or industries in which the Company does business, technology, finance, accounting and marketing — all in the context of an assessment of the perceived needs of the Board at that point in time. Directors should be willing and able to devote the required amount of time to Company affairs.
      The Committee will consider candidates for Director recommended by stockholders, applying the criteria for candidates described above and any additional information available to it. Stockholders wishing to recommend individuals for consideration by the Committee may do so by contacting the Secretary of the Company at its principal executive offices and including all relevant information concerning the proposed candidate or candidates.
      Any stockholder who intends to nominate a candidate for election as a Director must comply in a timely manner with the advance notice provisions of the Company’s By-Laws. See “Stockholder Nominations and Other Matters.”
      When seeking candidates for Director, the Committee may in the future solicit suggestions from incumbent Directors, management or others. After conducting an initial evaluation of a candidate, the Committee will interview the candidate if it believes the candidate might be suitable to be a Director. The Committee may also require the candidate to meet with management. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s nomination.

Code of Business Conduct
      The Board of Directors has adopted a Code of Business Conduct that applies to Directors, officers and employees of the Company. Section X of the Code of Business Conduct is intended to comply with the code of ethics requirements of Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended, and applicable NASD Rules. The Code of Business Conduct is available on the Company’s website (www.tbccorp.com) and may also be obtained upon request from the Company’s Corporate Secretary.
Executive Sessions of Independent Directors
      The Company’s independent Directors meet in executive session, without management, at least twice per year and at other times as determined by the independent Directors. In 2004, there were two meetings of the Company’s independent directors.
Attendance at Annual Meetings
      All members of the Board of Directors are strongly encouraged to attend the Annual Meeting of Stockholders of the Company. All of the Directors then in office attended the Annual Meeting in 2004.
Contacting the Board of Directors
      Any stockholder who desires to contact the Board of Directors or any individual Director may do so (i) by addressing the communication to any of the foregoing and sending it to: Corporate Secretary, TBC Corporation, 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418, or (ii) by telephoning 1-800-506-6402. The Board of Directors has approved a process for the distribution of such correspondence to Directors. Under that process, the Corporate Secretary reviews all written correspondence and written transcripts of all voice messages and regularly forwards to the Board copies of all correspondence (or transcripts thereof) that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Written correspondence addressed to an individual Director is forwarded to the specified Director unopened. Written concerns relating to accounting, internal controls, or auditing matters are forwarded unopened to the Chairman of the Audit Committee and written transcripts of all voice messages that, in the opinion of the Corporate Secretary, deal with accounting, internal controls, or auditing matters, are sent to the Chairman of the Audit Committee. All such concerns are handled in accordance with procedures established by the Audit Committee with respect to such matters.
Director Compensation
      Each non-employee member of the Board of Directors receives $15,000 per year, payable quarterly, for services as a Director, plus $1,000 ($500 in the case of telephonic meetings) for attendance at each meeting of the Board or a committee of the Board of which he is a member. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receives a fee of $6,000 per year, payable quarterly, for service as the Committee Chairman. A Director may elect to defer receipt of all or any portion of fees otherwise payable to him for service in all capacities as a Director. Interest is accrued on deferred amounts, and payment of deferred amounts commences after the Director ceases to be a Director. Nonemployee Directors are also eligible to participate in the Company’s health insurance plan and may obtain single or family coverage in the plan by reimbursing the Company for the premiums associated with such coverage.
      In addition to the fees described above, pursuant to the 1989 Stock Incentive Plan (the “1989 Plan”), each non-employee Director is automatically granted restricted stock on the date of each Annual Meeting of Stockholders with a market value of $10,000 on the date of grant. The non-employee Director may vote the stock and receive dividends, if declared and paid, but may not dispose of the stock until the expiration of a defined restriction period or the earlier lapse of restrictions. Each share of restricted stock is accompanied by four nonqualified stock options, which expire as the associated restricted stock vests. Each option entitles the Director to purchase a share of the Company’s Common Stock at a price equal to its fair market value on the date of grant. The options are not exercisable until one year after the date of grant and unless the market price of the Company’s Common Stock has appreciated by a minimum amount calculated in accordance with a formula set forth in the 1989 Plan. If the options are exercised, the associated shares of restricted stock are forfeited. The restricted shares are also forfeited to the Company if the non-employee Director ceases to be a Director of the Company prior to the end of the restriction period for reasons other than death, retirement, disability, failure to be re-elected, or a change in control of the Company.
Certain Relationships and Related Transactions
      Mr. Bruce was the Company’s Chief Executive Officer until his 1994 retirement. As the Company’s Chairman of the Board, Mr. Bruce continues to participate in the Company’s health insurance plan and is provided coverage under the plan for himself and his wife at the same cost as if he were still an employee of the Company.
      Mr. Dunlap is the President and Chief Operating Officer, a director, and a shareholder of Dunlap & Kyle Co., Inc. (“D&K”), one of the Company’s distributors of private brand tires. In addition, Mr. Dunlap’s family owns a controlling interest in another of the Company’s distributors, Hesselbein Tire Co., Inc. In 2004, purchases by D&K and its affiliates, including Hesselbein Tire Co., Inc., from the Company amounted to approximately $38,600,000 in the aggregate. Also in 2004, the Company’s purchases from D&K and its affiliates totaled approximately $1,076,000, the Company paid D&K and its affiliates rent of $120,000 for a retail store being leased by the Company, and purchases by TBC de Mexico, S.A. de C.V., a joint venture in which the Company has a significant ownership interest, from D&K and its affiliates totaled approximately $1,126,000.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers other than its Chief Executive Officer for 2004, 2003, and 2002.

		Annual Compensation				Long Term Compensation

						Awards		Payments

				Other			Securities
				Annual		Restricted	Underlying		All Other
Name and				Compen-		Stock	Options/	LTIP	Compen-
Principal Position	Year	Salary	Bonus(a)	sation(b)		Awards(c)	SARs(d)	Payouts(a)	sation(e)

Lawrence C. Day	2004	$607,889	$290,024	$60,885	(f)	$—	43,000	$379,320	$11,360	(g)
President and	2003	505,760	342,613	7,507	(f)	302,880	80,152	363,750	11,360	(g)
Chief Executive Officer	2002	490,275	485,667	24,744	(f)	—	74,330	—	13,360	(g)
Kenneth P. Dick	2004	268,635	249,991	26,282	(h)	—	18,974	120,000	8,000
President and	2003	240,000	186,133	24,373	(h)	63,100	28,526	120,000	8,000
Chief Executive Officer	2002	239,629	224,099	22,593	(h)	—	27,586	—	10,000
of TBC Private Brands, Inc.
Orland Wolford	2004	331,923	110,000	29,168	(j)	111,600	21,500	143,000	4,060
President and Chief Executive Officer of Tire Kingdom, Inc., Merchant’s, Incorporated, and NTW Incorporated(i)
Thomas W. Garvey	2004	305,139	123,184	42,943	(k)	—	21,500	132,150	8,000
Executive Vice	2003	264,300	157,279	15,204	(k)	63,100	31,414	127,500	8,000
President and	2002	254,629	213,430	56,209	(k)	—	29,310	—	8,187
Chief Financial Officer
J. Glen Gravatt	2004	203,422	82,365	22,642	(l)	—	10,750	59,850	8,077
Executive Vice	2003	171,000	63,099	22,028	(l)	—	13,550	57,750	8,000
President Purchasing	2002	165,000	125,730	22,444	(l)	—	12,644	—	10,000

(a)	Represents cash bonuses earned pursuant to the Company’s Management Incentive Compensation Plan and Long Term Incentive Plan or paid at the discretion of the Compensation Committee of the Board of Directors.

(b)	Unless otherwise indicated, represents the total of the following: financial planning and other professional services paid or reimbursed by the Company pursuant to the Company’s Senior Executive Professional Services Reimbursement Program (“Services”); amounts paid by the Company to the named executive officer or to third party service providers for temporary living quarters, moving and storage, sale of his former residence, purchase of a new residence, and other miscellaneous items relating to the named executive officer’s relocation and to reimburse him for taxes payable with respect to such expense reimbursement (“Moving”); amounts paid or reimbursed by the Company for the named executive officer’s country club or marina initiation fees and dues (“Club”); and automobile allowance provided by the Company to the named executive officer (“Auto”).

(c)	Represents dollar value of restricted shares granted to the named executive. Amounts shown are market values on the date of grant (without reduction to take into account restrictions on the shares). Individuals holding restricted shares receive dividends on them, if declared and paid, to the same extent as other stockholders. At December 31, 2004, Mr. Day held 21,600 restricted shares having a value of $600,480; Mr. Dick held 4,000 restricted shares having a value of $111,200; Mr. Wolford held 14,750 restricted shares having a value of $410,050; and Mr. Garvey held 7,334 restricted shares having a value of $203,885.

(d)	Represents number of shares subject to options granted under the Company’s 1989 Stock Incentive Plan, its 2000 Stock Option Plan, or its 2004 Incentive Plan. No stock appreciation rights (“SARs”) were granted in 2004, 2003, or 2002.

(e)	Unless otherwise indicated, represents the Company’s contributions for each of the named executive officers under the Company’s 401(k) Savings Plan.

(f)	The totals shown for Mr. Day are comprised of the following:

	2004	2003	2002

Services	$7,500	$3,750	-0-
Moving	28,245	-0-	-0-
Club	25,140	7,507	$10,372
Auto	-0-	-0-	14,372

In 2004 and 2003, Mr. Day’s automobile allowance was included in his base salary and not separately stated.

(g)	Includes premiums of $3,360 paid by the Company in each year for term life insurance maintained for the benefit of Mr. Day.

(h)	The totals shown for Mr. Dick are comprised of the following:

	2004	2003	2002

Services	$4,478	$2,962	-0-
Club	6,308	6,207	$7,389
Auto	15,496	15,204	15,204

No Moving expenses are shown because Mr. Dick did not relocate.

(i)	Mr. Wolford became an executive officer of the Company in April 2004.

(j)	The total shown for Mr. Wolford is comprised of the following:

Services	$4,000
Club	9,964
Auto	15,204

No Moving expenses are shown because Mr. Wolford did not relocate.

(k)	The totals shown for Mr. Garvey are comprised of the following:

	2004	2003	2002

Services	-0-	-0-	-0-
Moving	$22,143	-0-	$41,005
Club	5,304	-0-	-0-
Auto	15,496	$15,204	15,204

(l)	The totals shown for Mr. Gravatt are comprised of the following:

	2004	2003	2002

Services	$820	$1,170	-0-
Club	6,326	5,654	$7,240
Auto	15,496	15,204	15,204

No Moving expenses are shown because Mr. Gravatt did not relocate.
Employment Contracts
      The Company currently has employment agreements with Messrs. Day, Dick, Wolford, and Garvey. Mr. Wolford’s agreement expires on December 31, 2005. Each of the other agreements has a fixed term; however, it automatically renews for additional three year periods unless notice of nonextension is given by either party at least 120 days prior to the agreement’s then current expiration date. If not automatically extended, the agreement with Mr. Day will expire on September 30, 2008, the agreement with Mr. Garvey will expire on January 18, 2007, and the agreement with Mr. Dick will expire on October 31, 2006.
      Pursuant to their employment agreements, Messrs. Day, Dick, Wolford, and Garvey currently receive annual base salaries of $650,000, $265,000, $340,000, and $309,000, respectively, which are subject to such increases as may be authorized by the Compensation Committee of the Board of Directors. Each may also elect to defer payment of all or any part of his compensation.
      Under all four employment agreements, the Company is entitled to terminate the executive’s employment without cause. In that event, the Company is obligated to continue to pay Mr. Day his monthly salary, plus a monthly payment equal to one-twelfth of the average annual amount of any annual and long term incentive awards earned by him with respect to specified preceding fiscal years of the Company, for the longer of the remaining term of the agreement or twenty-four months. If the Company terminates the employment of Messrs. Garvey, Dick, or Wolford without cause, the Company is obligated to continue to pay Mr. Garvey his monthly salary for fifteen months and to pay Messrs. Dick and Wolford his respective monthly salary for twelve months. In the event the employee dies or becomes disabled, the employment agreement of Messrs. Day, Dick, and Garvey provide that payment of the executive’s annual base salary will continue for a twelve-month period, in the case of Mr. Day, and for a six-month period in the case of Messrs. Dick and Garvey.
      In the event that employment is terminated by the Company or the employee within certain specified periods after a change in control of the Company, including as a result of death or disability, the employment agreements of Messrs. Day, Dick, and Garvey provide that the terminated executive will continue to receive his monthly salary for the longer of (a) the remaining term of the agreement or (b) a three-year period in the case of Mr. Day, a fifteen-month period in the case of Mr. Garvey, or a one-year period in the case of Mr. Dick. During his salary continuation period, Mr. Day is entitled to receive an additional monthly payment equal to one-twelfth of the average annual amount of incentive awards earned by him with respect to specified preceding fiscal years of the Company under any annual incentive compensation plan of the Company. During each of the first twelve months of his salary continuation period, Mr. Day is also entitled to receive one-twelfth of the average annual amount of incentive awards earned by him with respect to specified preceding fiscal years of the Company under any long term incentive plan of the Company. During the period of their salary continuation, Messrs. Dick and Garvey are entitled to an additional monthly payment equal to one-twelfth of the average annual amount of any annual and long term incentive awards earned by them with respect to specified preceding fiscal years of the Company.
      Under the agreements, a “change in control” means any change that would be required to be disclosed under federal proxy rules and includes an acquisition of 30% or more of the Company’s Common Stock, a change in the composition of a majority of the Board of Directors, a merger or consolidation in which the Company is not the surviving entity, and a sale of substantially all of the Company’s assets.
      As additional consideration to induce Mr. Day to remain in the employment of the Company, his employment agreement provides that he is entitled to a lump sum payment based upon the number of years he is an employee of the Company prior to termination of his employment. Prior to December 31, 2005, no lump sum payment is due if Mr. Day’s employment is terminated. If Mr. Day’s employment is terminated on or after December 31 of any year beginning with 2005, Mr. Day is entitled to receive a lump sum payment, the amount of which increases in specified increments each year, from $150,000 (in the case of a termination on or after December 31, 2005), to $1,500,000 (in the case of a termination on or after December 31, 2015). Except in the case of a termination of Mr. Day’s employment by the Company for cause, the lump sum payment is due to Mr. Day in all cases, regardless of the reason for termination, and is in addition to any other payments to which Mr. Day is entitled as a result of termination of employment.
      The employment agreements of Messrs. Day and Wolford also provide that the executive is entitled to certain supplemental retirement benefits. See “Retirement Benefits; Certain Retirement Matters.”
Option/ SAR Grants In Last Fiscal Year
      The following table sets forth information concerning options to purchase shares of the Company’s Common Stock which were granted during the year ended December 31, 2004 to each of the Company’s executive officers named in the table. No stock appreciation rights (“SARs”) were granted in 2004.
      The table shows, among other things, hypothetical potential gains from stock options granted in 2004. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of the Company’s Common Stock over the life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects. For example, in the case of the stock options granted in January 2004, if the Company’s Common Stock achieves a 5% annual growth rate, its price would increase by 63% from $27.90 (the option price and the market value of the Company’s Common Stock on the date when the options were granted) to $45.48 at the end of the ten year option term. If the Company’s Common Stock achieves a 10% annual growth rate, its price would increase by 159% from $27.90 to $72.26 during the same period.

					Potential Realizable
					Value at Assumed
	Individual Grants(a)				Annual Rates of
					Stock Price
	No. of Securities	% of Total			Appreciation for
	Underlying	Options/SARs	Exercise		Option Term
	Options/SARs	Granted to	Price Per	Expiration
Name	Granted	Employees in 2004	Share	Date	5%	10%

Lawrence C. Day	43,000	10.9%	$27.90	01/25/14	$754,650	$1,912,210
Kenneth P. Dick	14,250	3.6	27.90	01/25/14	250,088	633,698
	3,273	0.8	26.70	01/13/11	40,847	89,877
	1,451	0.4	26.70	01/05/12	20,952	47,694
Orland Wolford	21,500	5.5	27.90	01/25/14	377,325	956,105
Thomas W. Garvey	21,500	5.5	27.90	01/25/14	377,325	956,105
J. Glen Gravatt	10,750	2.7	27.90	01/25/14	188,663	476,053

(a)	In general, options are not exercisable for the first twelve months following the date of grant. Options having a January 25, 2014 expiration date vest in equal annual installments, becoming exercisable for one-third of the underlying Common Stock on the first anniversary of the date of grant and for an additional one-third of the underlying Common Stock on each of the second and third anniversaries of the date of grant, and include a reload feature. In case of the two options granted to Mr. Dick at an exercise of $26.70 per share, each option vests 100% on the first anniversary of the date of grant.

Aggregated Option/ SAR Exercises In Last Fiscal Year and Year-End Values
      The following table sets forth, for each of the named executive officers, aggregated information concerning stock options exercised during 2004 and the number and value of outstanding stock options at December 31, 2004. No stock appreciation rights were outstanding at December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Number of Shares		December 31, 2004		at December 31, 2004(b)
	Acquired on	Value
Name	Exercise	Realized(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence C. Day	13,406	$256,725	407,287	121,211	$7,749,581	$1,176,589
Kenneth P. Dick	45,173	829,768	98,419	46,196	1,901,106	414,898
Orland Wolford	19,250	424,938	85,172	54,124	1,374,728	490,949
Thomas W. Garvey	-0-	-0-	84,011	52,213	1,390,490	462,022
J. Glen Gravatt	-0-	-0-	97,510	23,997	1,963,358	199,277

(a)	Represents the market value of the shares on the date of exercise, less the aggregate exercise price.

(b)	Represents the market value of the stock options on December 31, 2004, less the aggregate exercise price.
Long Term Incentive Plans — Awards In Last Fiscal Year
      The TBC Corporation Long Term Incentive Plan (the “LTIP”) provides cash payments to designated participants based upon performance measures approved by the Board for each two year performance cycle under the LTIP. See “Report of the Compensation Committee.”
      The following table sets forth information concerning participation by the named executive officers in the LTIP for the 2004-2005 two year cycle under the LTIP. Awards for the 2004-2005 cycle will be paid based on growth in earnings per share of the Company’s Common Stock and growth in the market price of the Company’s Common Stock.

		Performance or	Estimated Future Payouts
	No. of Shares,	Other Period Until	Under the LTIP
	Units, or Other	Maturation or
Name	Rights(a)	Payout	Threshold	Target and Maximum

Lawrence C. Day	75%	2004-05	$4,500	$450,000
Kenneth P. Dick	50	2004-05	1,325	132,500
Orland Wolford	50	2004-05	1,500	150,000
Thomas W. Garvey	50	2004-05	1,500	150,000
J. Glen Gravatt	35	2004-05	700	70,000

(a)	Stated as a percentage of base salary on January 1, 2004 which may be earned if target objectives are achieved.
Retirement Benefits; Certain Retirement Matters
      The Company’s noncontributory, tax-qualified, defined benefit retirement plan (the “Retirement Plan”) provides retirement benefits for eligible employees hired before January 1, 1997. The Company amended the Retirement Plan in 2001 to freeze accrued benefits and years of credited service as of December 31, 2001.
      The Company maintains two unfunded supplemental retirement plans (the “Supplemental Plans”), in which employees designated by the Compensation Committee of the Board of Directors may participate. One of the Supplemental Plans is designed to provide additional retirement benefits to designated employees who participate in the Retirement Plan. The other Supplemental Plan is designed to provide additional retirement benefits to designated employees who are not eligible to participate in the Retirement Plan and takes into account the value of any discretionary contributions to the Company’s 401(k) Savings Plan (the “401(k) Plan”) made by the Company for the benefit of such employees.

      Benefits under the Retirement Plan and both Supplemental Plans and any discretionary 401(k) Plan contribution made by the Company are forfeited if a participant’s employment with the Company is terminated for any reason before the participant has five years of service.
      In the columns captioned “Group 1,” the following table shows the estimated aggregate annual retirement benefits payable to participants in both the Retirement Plan and its companion Supplemental Plan. The columns captioned “Group 2” show the estimated aggregate annual retirement benefits payable to participants in the second Supplemental Plan and include the value of any discretionary 401(k) Plan contributions which the Company has made or may in the future make on behalf of these participants. Amounts shown are annual benefits, payable as a straight life annuity beginning at normal retirement (age 65), at selected compensation levels after various years of service, and are not subject to reduction for Social Security benefits.
PENSION PLAN TABLE

	Years of Service

	15 Yrs.		20 Yrs.		25 Yrs. or More

Remuneration	Group 1	Group 2	Group 1	Group 2	Group 1	Group 2

$ 100,000	$36,000	$24,000	$48,000	$32,000	$60,000	$40,000
200,000	72,000	48,000	96,000	64,000	120,000	80,000
300,000	108,000	72,000	144,000	96,000	180,000	120,000
400,000	144,000	96,000	192,000	128,000	240,000	160,000
500,000	180,000	120,000	240,000	160,000	300,000	200,000
600,000	216,000	144,000	288,000	192,000	360,000	240,000
700,000	252,000	168,000	336,000	224,000	420,000	280,000
800,000	288,000	192,000	384,000	256,000	480,000	320,000
900,000	324,000	216,000	432,000	288,000	540,000	360,000
1,000,000	360,000	240,000	480,000	320,000	600,000	400,000
1,100,000	396,000	264,000	528,000	352,000	660,000	440,000
1,200,000	432,000	288,000	576,000	384,000	720,000	480,000
1,300,000	468,000	312,000	624,000	416,000	780,000	520,000
1,400,000	504,000	336,000	672,000	448,000	840,000	560,000
1,500,000	540,000	360,000	720,000	480,000	900,000	600,000
1,600,000	576,000	384,000	768,000	512,000	960,000	640,000
      For those executives participating in a Supplemental Plan, aggregate retirement benefits are payable based upon, and the “Remuneration” column in the Pension Plan Table refers to, the executive’s average annual compensation for the three highest consecutive years during the last ten years of employment with the Company. Compensation includes all salary, incentive compensation, deferred compensation, grants of restricted stock, and grants of stock options to the extent that fair market value on the date of grant exceeds the option price. In the case of each executive officer named in the Summary Compensation Table who participates in a Supplemental Plan, covered compensation includes amounts listed as salary, bonus, LTIP payouts, and restricted stock awards (if any) in the Summary Compensation Table.
      Because they were hired after January 1, 1997, Messrs. Day, Garvey, and Wolford are not eligible to participate in the Retirement Plan. In addition, Mr. Garvey does not participate in either Supplemental Plan.
      Mr. Day participates in the second Supplemental Plan and has 9.2 years of credited service. Pursuant to his employment agreement with the Company, Mr. Day was credited with 1.6 years of service for the twelve-month period ended March 31, 2004 and will be credited with 1.6 years of service for each full twelve-month period of his employment thereafter, up to a maximum of 25 years of service. In addition, Mr. Day’s employment agreement provides that he will be fully vested in the second Supplemental Plan if a change in control of the Company occurs and credits 1.6 years of service for each twelve-month period during which Mr. Day receives severance benefits following a change in control.
      Mr. Wolford participates in the second Supplemental Plan and has 4.8 years of credited service.
      Mr. Dick participates in both the Retirement Plan and its companion Supplemental Plan and has 30 years of service for purposes of the Plans.
      Mr. Gravatt participates only in the Retirement Plan. Benefits under the Retirement Plan are payable based upon years of credited service and average annual compensation for the five highest consecutive years in the last ten years of employment. For purposes of the Retirement Plan, Mr. Gravatt’s compensation includes amounts shown as salary, bonus, LTIP payouts, and restricted stock (if any) for him in the Summary Compensation Table, and he has 17.3 years of credited service under the Plan. Based upon covered compensation paid through December 31, 2001 (the date benefits were frozen), Mr. Gravatt’s estimated annual benefit under the Retirement Plan at normal retirement age is $39,819, when stated as a straight life annuity amount and assuming no further years of credited service after December 31, 2001.
REPORT OF THE COMPENSATION COMMITTEE
To the Stockholders of TBC Corporation:
      The Compensation Committee is providing this report to you to explain the Committee’s responsibilities, the Committee’s compensation policies and practices with respect to the Company’s executive officers, and the 2004 compensation of the Company’s Chief Executive Officer.
      Authority of the Committee. Consistent with resolutions adopted by the Company’s Board of Directors, the Charter of the Compensation Committee provides that the Committee has all the power and authority of the Board of Directors to fix the compensation of executive officers of the Company, to determine compensation guidelines for the entire Company, and to administer the Company’s compensation and stock option plans other than its Retirement Plan and its 401(k) Savings Plan.
      Executive Compensation Policies and Implementation. The Committee’s pay philosophy is that the compensation of the Company’s executives and key employees should be designed to promote achievement of the Company’s business, financial, and stockholder return objectives; to align the interests of the Company’s executives and key employees with those of stockholders; to provide pay that is externally competitive and internally equitable, which will allow the Company to attract, retain, and motivate the executives and key employees necessary to accomplish its business objectives; and to reward exceptional performance.
      The key components of the 2004 compensation packages of the Company’s executive officers were annual salary, annual bonuses dependent upon the Company’s 2004 performance, long term bonuses dependent upon the Company’s performance over the two year period ended December 31, 2004, and long term stock-based incentives.
      The Company’s executive officers also receive health, accident, life insurance, retirement, professional services reimbursement, and other personal benefits typically offered to executives by other public corporations. In addition, in 2004, the Company moved its executive offices from Memphis, Tennessee to Palm Beach Gardens, Florida. In connection with that move, the Company reimbursed Mr. Day and two other executive officers for relocation expenses and the taxes attributable to that reimbursement. As to the named executive officers listed in the Summary Compensation Table, any amounts so reimbursed are set forth in the Table.
      Employment Agreements and Salary. Historically, the Company has entered into employment agreements with its senior executive officers. During 2004, the Company had employment agreements in place with Messrs. Day, Dick, Wolford, and Garvey. See “Employment Contracts” and “Retirement Benefits; Certain Retirement Matters” for a description of these agreements.
      The employment agreements fix each executive’s minimum annual salary, subject to increase by the Compensation Committee. The Committee’s practice has been to review the salaries provided for in the employment agreements of its senior executive officers, as well as the salaries of the Company’s other executive officers, once a year. The recommendations of the Company’s Chief Executive Officer as to the salaries of the Company’s executive officers (other than himself) are solicited and discussed in connection with this annual salary review.
      In November 2003, the Compensation Committee reviewed Mr. Day’s performance as Chief Executive Officer. The consensus of the Committee was that Mr. Day was continuing to do a superior job and that his performance should be rewarded. As a result, the Committee unanimously agreed to increase Mr. Day’s salary from $505,760 to $600,000, effective January 1, 2004.
      Annual Bonuses. At their 2004 Annual Meeting, stockholders of the Company adopted the 2004 Incentive Plan (the “2004 Plan”). While annual bonuses for 2005 and thereafter will be granted under the 2004 Plan, the annual bonuses received by the Company’s executive officers and key employees for the year ended December 31, 2004 were paid pursuant to the Company’s Management Incentive Compensation Plan (the “Annual Plan”).
      Participants in the Annual Plan were designated annually, and the Committee established levels to which participants were assigned, a targeted incentive award (stated as a percentage of base salary) applicable to each level, and performance measures upon which awards would be granted. The Committee also approved a threshold, target, and maximum performance objective for each performance measure. No payment with respect to a performance measure was due for performance below the threshold performance objective established for that performance measure; if the target performance objective were reached, the participant would have been entitled to receive 100% of the incentive award attributable to that performance measure; and if the maximum performance objective were reached, the participant would have been entitled to receive 200% of the award attributable to that performance measure.
      Under the Annual Plan, no participant was entitled to receive more than 200% of his or her targeted incentive award. Awards were subject to reduction or cancellation by the Committee on the basis of a participant’s individual performance or in the event of conduct by a participant detrimental to the Company. Awards were payable in cash.
      All of the Company’s executive officers participated in the Annual Plan in 2004. The Committee established a 2004 targeted incentive award for Mr. Day of 65% of his base salary if the target objectives for all performance measures were achieved, and the targeted incentive awards of Messrs. Wolford, Dick, Garvey and Gravatt were set at 55% of base salary.
      For 2004, the Committee established adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) and adjusted cash from operations as performance measures applicable to Mr. Day. Based upon the Company’s results, Mr. Day earned $290,024 under the Annual Plan, which represented 73.4% of his targeted award for 2004.
      Long Term Incentives. While long term incentives for any period beginning after the stockholders’ adoption of the 2004 Plan will be payable under that Plan, the long term incentives payable to the Company’s executive officers for any period which included 2004 will be payable under the TBC Corporation Long Term Incentive Plan (the “LTIP”).
      Awards under the LTIP are based upon the Company’s performance over a period of two consecutive years (a “plan cycle”) in areas that may be more appropriate to measure over a period longer than one year. The Compensation Committee makes recommendations with respect to the LTIP; however, it is the Board of Directors of the Company which designated the individuals who are participants in the LTIP for any plan cycle and established the performance measures that are applicable for that plan cycle, as well as the threshold level of performance that must be achieved to receive any payment under the LTIP and the level of performance that must be achieved to receive the targeted incentive award under the LTIP. Targeted incentive awards are set as a percentage of each participant’s salary at the beginning of the plan cycle and are payable in cash.
      The Board of Directors designated the Company’s Chief Executive Officer and each of the other named executive officers set forth in the Summary Compensation Table as participants in the LTIP for the 2003-2004 plan cycle and fixed Mr. Day’s targeted award for the 2003-2004 plan cycle at 75% of his base salary on January 1, 2003. Performance measures for the 2003-2004 plan cycle were based upon threshold and targeted levels of adjusted earnings per share and share price growth over the two year period. Based upon the Company’s earnings per share and share price growth in 2003 and 2004, Mr. Day received his targeted incentive award of $379,320 for the 2003-2004 plan cycle.
      See “Long Term Incentive Plans — Awards in the Last Fiscal Year” for information with respect to threshold and targeted awards established for Mr. Day and the four other named executive officers of the Company with respect to the 2004-2005 plan cycle under the LTIP.
      Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct compensation in excess of $1.0 million paid to certain executive officers. Because the Annual Plan and the LTIP were not approved by stockholders, amounts paid pursuant to these Plans are not exempt from the provisions of Section 162(m). As a result, both Plans require the Company to delay the payment of any portion of an incentive award which would not be deductible by the Company due to Section 162(m). The Plans specify that the Company will pay any such delayed portion as promptly as possible after the Committee determines that the payment would then be deductible. Until it is paid, any portion so delayed bears interest at a rate per annum based upon the Standard & Poor’s Corporate and Government Bond Yield Index.
      In accordance with the provisions of these Plans, the payment of $416,018 of the aggregate awards otherwise payable to Mr. Day under these Plans for 2004 was deferred.
      Annual bonuses for 2005 and thereafter and long term incentive awards payable for cycles beginning after 2004 will be granted under the 2004 Plan, and any payments earned by Mr. Day and the Company’s other named executive officers under the 2004 Plan should qualify for deductibility under Section 162(m).
      Stock Options. Under the guidelines set forth in the Company’s Stock Option Issuance Policy, the face value of options granted on an annual basis to the Company’s Chief Executive Officer and any other employee whose base salary is over $300,000 should equal 200% of base salary. Under the Policy, the Committee has the discretion to rescind the guidelines at any time.
      The Committee granted stock options to executive officers in January 2004, with the number of shares subject to each option being based upon the guidelines set forth in the Stock Option Issuance Policy. In the case of Mr. Day, the Committee granted him an option to purchase 43,000 shares of the Company’s Common Stock at $27.90 per share (which was the closing price of the Company’s Common Stock on the date of grant). The options granted to Mr. Day and the Company’s other executive officers in January 2004 were made under the Company’s 2000 Stock Option Plan and included a reload feature.
      The Stock Option Issuance Policy also includes guidelines for the face value of shares which executives should own in order to be eligible for future grants of stock options. The stock ownership guidelines, which are applicable to the Company’s Chief Executive Officer, the other named executive officers included in the Summary Compensation Table, and all Presidents of operating subsidiaries, are stated as a percentage of base salary and are subject to a phase-in over five years beginning with 2002. In the case of the Company’s Chief Executive Officer, the ownership guidelines specify that he should own shares of TBC Common Stock having a face value equal to at least 200% of his base salary. Shares subject to stock options do not satisfy the ownership guidelines until the options are exercised.

THE COMPENSATION COMMITTEE
Robert R. Schoeberl, Chairman
Charles A. Ledsinger, Jr.
Richard A. McStay
Raymond E. Schultz

THE COMPANY’S CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
      The graph which follows compares the Company’s cumulative total return to stockholders for the five year period ended December 31, 2004, with the cumulative total return of the Standard & Poor’s SmallCap 600 Index and the Standard & Poor’s 500 Auto Parts and Equipment Index for such five year period. The graph assumes that $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the two indexes and that dividends were reinvested.
THE COMPANY’S INDEPENDENT ACCOUNTANTS
      The Audit Committee of the Company’s Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2006.
      PricewaterhouseCoopers LLP has served as the Company’s independent auditors for more than twenty years. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company for the fiscal years ended December 31, 2004 and December 31, 2003, by category of service, were as follows:

	2004	2003

Audit Fees	$2,974,000	$936,000
Audit-Related Fees	267,000	154,000
Tax Fees	200,000	525,000
All Other Fees	-0-	-0-

Total	$3,441,000	$1,615,000

      Audit fees for the years ended December 31, 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, as well as review of financial statements included in the Company’s filings with the Securities and Exchange Commission and services normally provided in connection with statutory and regulatory filings by the Company. Of the amount shown for the year ended December 31, 2004, $1,944,000 was attributable to the auditor’s services relating to the reports on internal control over financing reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.
      Audit-related fees for the years ended December 31, 2004 and 2003 were for assurance and related services primarily attributable to acquisition-related financial due diligence, employee benefit plan audits, and consultations concerning financial accounting and reporting standards.

      Tax fees for the years ended December 31, 2004 and 2003 were for services related to tax compliance, tax advice, and tax planning services for the Company and its subsidiaries.
      There were no other fees incurred for the years ended December 31, 2004 and 2003.
      Before pre-approving any audit or non-audit services to be performed on behalf of the Company by its independent auditors, the Audit Committee reviews the scope of the services and the estimated fees and other relevant terms relating to the independent auditors’ performance of such services. In addition, the Committee specifically prohibits the Company’s independent auditors from performing any non-audit services which could cause the auditors to fail to be independent under applicable NASD Rules or those of the Securities and Exchange Commission.
      In the case of the 2004 non-audit services performed by PricewaterhouseCoopers, based upon PricewaterhouseCoopers’ written statement regarding these services and discussions with them, the Committee determined that such services did not compromise the auditors’ independence.
      The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders to respond to questions and to make a statement if the representative desires to do so.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee assists the Board of Directors in monitoring (i) the integrity of the Company’s financial statements; (ii) the independent auditors’ qualifications, independence and performance; (iii) the performance of the Company’s internal controls; and (iv) the Company’s compliance with legal and regulatory requirements.
      The Audit Committee approves the appointment of the Company’s independent auditors and pre-approves all audit and non-audit services to be performed on behalf of the Company by its independent auditors. The Committee also meets periodically with the Company’s independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In addition, during the year ended December 31, 2004, the Audit Committee met with the Company’s Chief Financial Officer and its independent auditors to discuss and approve the interim financial information contained in each quarterly earnings announcement prior to its public release.
      As part of its oversight responsibilities, the Audit Committee obtained from the independent auditors a written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their independence.
      The Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2004 with the Company’s management and with its independent auditors. In addition, the Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
      Based upon such review and discussions, the Audit Committee approved the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
      Because additional time was needed to complete management’s assessment of the Company’s internal control over financial reporting as of December 31, 2004 required by Section 404 of the Sarbanes-Oxley Act of 2002, the Company’s 2004 Annual Report on Form 10-K did not include the reports required by Section 404 when the Form 10-K was filed with the Securities and Exchange Commission on April 1, 2005. After

management completed its assessment, the Committee reviewed and discussed with management and the Company’s independent auditors (i) the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004; (ii) management’s report on the effectiveness of the Company’s internal control over financial reporting as of such date; and (iii) the independent auditor’s attestation report on management’s assessment of the Company’s internal control over financial reporting as of such date.
      Based upon such review and discussions, the Audit Committee authorized the filing of the Section 404 reports as an amendment to the Company’s 2004 Annual Report on Form 10-K. The amendment to the Annual Report on Form 10-K including the required reports was filed with the Securities and Exchange Commission on April 29, 2005.

THE AUDIT COMMITTEE
Charles A. Ledsinger, Jr., Chairman
William J. McCarthy
Richard A. McStay
Donald Ratajczak
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
      The following table sets forth information as of December 31, 2004 with respect to the number of shares of Common Stock of the Company beneficially owned by each Director of the Company, each executive officer of the Company named in the Summary Compensation Table, all Directors and executive officers of the Company as a group, and each other person known by the Company to be the beneficial owner of 5% or more of the Company’s outstanding shares.
      For purposes of this table, a person is considered to beneficially own any shares if the person, directly or indirectly, has (or has the right to acquire within 60 days after December 31, 2004) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. In the case of shares listed as being beneficially owned by an individual and a corporation, the individual may be deemed to share beneficial ownership of such shares, which are held of record by the corporation, because of the individual’s relationship with the corporation. In the case of shares listed as being beneficially owned only by an individual, voting power and investment power are exercised solely by the named individual or are shared by such individual and his spouse or children. Individuals holding restricted shares may vote them and receive dividends, but may not dispose of the restricted shares until the applicable restriction period expires.
      Non-employee Directors of the Company hold restricted stock and tandem options granted under the Company’s 1989 Stock Incentive Plan. See “Director Compensation.” For purposes of this table, shares subject to tandem options granted to non-employee Directors are included as being beneficially owned by them if the options were exercisable on December 31, 2004 or within 60 days thereafter and restricted shares granted to non-employee Directors are included only if the tandem options associated with such restricted shares were not then exercisable.

	Number of Shares,
	Including Option
	Shares, Beneficially
	Owned as of		Percent of
Name	December 31, 2004		Class (a)

Marvin E. Bruce	1,249,121	(b)	5.6%
Lawrence C. Day	566,198	(c)	2.5%
Kenneth P. Dick	195,426	(d)	(e)
Michael E. Dunlap and Dunlap & Kyle Co., Inc.	17,570	(f)	(e)
Thomas W. Garvey	126,419	(g)	(e)
J. Glen Gravatt	128,052	(h)	(e)
Charles A. Ledsinger, Jr.	17,064	(i)	(e)
William J. McCarthy	10,197	(i)	(e)
Richard A. McStay	37,430	(i)	(e)
Erik R. Olsen	-0-		-0-
William M. Potts	59,296	(j)	(e)
Donald Ratajczak	15,651	(i)	(e)
Robert R. Schoeberl	25,540	(i)	(e)
Raymond E. Schultz	50,083	(i)	(e)
Orland Wolford	182,714	(k)	(e)
Directors and Executive Officers as a Group (15 persons)	2,680,761	(l)	11.5%
WS Management LLLP	1,119,400	(m)	5.0%
Morgan Stanley	1,526,690	(n)	6.9%
T. Rowe Price Associates, Inc.	2,474,500	(o)	11.1%

(a)	Percentages are calculated based upon the number of shares of Common Stock outstanding on December 31, 2004 plus the number of shares subject to outstanding options held by the named individual or group, as the case may be, and exercisable within 60 days thereafter.

(b)	Includes 6,964 shares subject to outstanding options and 335 restricted shares. Mr. Bruce’s mailing address is: TBC Corporation, 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418.

(c)	Includes 473,114 shares subject to outstanding options and 21,600 restricted shares.

(d)	Includes 120,883 shares subject to outstanding options and 4,000 restricted shares.

(e)	Represents less than one percent of the outstanding shares of Common Stock of the Company.

(f)	Includes 2,500 shares subject to outstanding options and 335 restricted shares.

(g)	Represents 111,419 shares subject to the outstanding options and 7,334 restricted shares.

(h)	Includes 109,824 shares subject to outstanding options.

(i)	Includes 6,964 shares subject to outstanding options and 335 restricted shares.

(j)	Includes 52,775 shares subject to outstanding options.

(k)	Includes 113,631 shares subject to outstanding options and 14,750 restricted shares.

(l)	Includes 1,032,894 shares subject to outstanding options and 50,364 restricted shares.

(m)	WS Management LLLP is a partnership which has sole voting and dispositive power with respect to these shares. Its business address is 225 Water Street, Suite 1987, Jacksonville, Florida 32202.

(n)	Morgan Stanley is a parent holding company and investment adviser with indirect beneficial ownership of the shares held by one of its business units. Morgan Stanley’s address is 1585 Broadway, New York, New York 10036.

(o)	These shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. (the “Price Fund”), and T. Rowe Price Associates, Inc. (“Price

Associates”) serves as an investment adviser with respect to the shares. For purposes of the reporting requirements of federal securities laws, Price Associates is deemed to be a beneficial owner of the shares; however, Price Associates expressly disclaims beneficial ownership. The business address of the two companies is 100 E. Pratt Street, Baltimore, Maryland 21202.

      The information set forth above concerning WS Management LLLP, Morgan Stanley, Price Associates, and the Price Fund is based upon filings made by them with the Securities and Exchange Commission. Each has represented that the shares of the Company’s Common Stock which it is deemed to beneficially own were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Federal securities laws require the Company’s Directors and officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company’s review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that all filing requirements applicable to its Directors, officers, and greater than 10% stockholders were met on a timely basis with respect to its fiscal year ended December 31, 2004.
STOCKHOLDER NOMINATIONS AND OTHER MATTERS
      Pursuant to the Company’s By-Laws, at any annual or special meeting of stockholders, only such business may be conducted as has been specified in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder who has given timely written notice to the Company’s Secretary of the stockholder’s intention to bring such business before the meeting. The By-Laws also provide that a person will be eligible for election as a Director only if he or she is nominated by or at the direction of the Board of Directors, its Nominating and Governance Committee, or a stockholder who has given timely written notice to the Secretary of the Company of the stockholder’s intention to nominate the individual for election as a Director.
      To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting (or, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given, such notice must be given no later than the close of business on the 15th day following the date of mailing of the notice of meeting or the date such public disclosure was made, whichever is first).
      A stockholder’s notice of intention to bring any matter before a meeting must contain a brief description of the business desired to be brought and certain information concerning the stockholder. Notice of intention to nominate any individual to serve as a Director must contain certain information about the proposed nominee and about the stockholder who intends to make the nomination. The specific requirements of the notices are set forth in Article II, Section 7 of the By-Laws, a copy of which is available on the Company’s website (www.tbccorp.com) and will be also provided to any stockholder upon request.
      Since no notices were received from stockholders relating to any business or nominee to be brought before this year’s Annual Meeting of Stockholders, only those nominees of the Board of Directors described in this Proxy Statement or otherwise nominated by or at the direction of the Board of Directors will be eligible for election as Directors at this Annual Meeting. In addition, the only items of business which will be brought before the meeting will be such other business, if any, as the Board may hereafter direct. At the date of the mailing of this Proxy Statement, the Board of Directors knows of no other business that will be brought before the meeting, but it is intended that, as to any such other matter or business, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

2006 ANNUAL MEETING INFORMATION
      The 2006 Annual Meeting of Stockholders will be held on May 10, 2006. Under the rules of the Securities and Exchange Commission, in order to be included in the Company’s proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders, stockholder proposals must be received by the Company, at 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418, Attention: Secretary, on or before January 10, 2006. In addition, in accordance with Article II, Section 7 of the Company’s By-Laws, stockholders wishing to bring any matter before the 2006 Annual Meeting of Stockholders or to nominate any individual for election as a Director at the 2006 Annual Meeting, must give written notice thereof to the Company during the period between February 9, and February 24, 2006 in order to be eligible for consideration at the 2006 Annual Meeting. See “Stockholder Nominations and Other Matters.”

TBC CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE

☒	Please Mark Votes as in this Example

1.	Election of Directors

	Nominees:	(01) Richard A. McStay
(02) Dr. Donald Ratajczak
(03) Robert R. Schoeberl

FOR			WITHHOLD
ALL	☐	☐	AUTHORITY
nominees			for all nominees

FOR ALL
nominees	☐
EXCEPT
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

2.	In their discretion, the attorneys and proxies are authorized to vote	GRANT AUTHORITY	WITHHOLD AUTHORITY
	upon such other matters as may properly come before the meeting or any adjournment thereof.	to vote ☐	to vote ☐

The undersigned acknowledges receipt of the Notice & Proxy Statement for the 2005 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2004.

Stockholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature	Date:	Signature	Date:

TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE

PROXY

TBC CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 7, 2005

Solicited on Behalf of the
Board of Directors of the Company

The undersigned holder(s) of Common Stock of TBC Corporation, a Delaware corporation (the “Company”), hereby appoint(s) Marvin E. Bruce and Lawrence C. Day, and each or either of them, attorneys and proxies for the undersigned, with power of substitution, to vote all of the Common Stock which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 4770 Hickory Hill Road, Memphis, Tennessee, on Tuesday, June 7, 2005, at 3:00 p.m., local time, and at any adjournment thereof, as follows:

A vote FOR Proposal 1 and granting the proxies discretionary authority is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR Proposal 1 and at the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournment thereof.

(Continued on other side)

SEE REVERSE SIDE	SEE REVERSE SIDE